Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Condensed Consolidated Financial Statements have been prepared to give effect to the L-1 investment consummated on December 16, 2005 and the acquisition of SecuriMetrics, Inc. (SMI), consummated on February 17, 2006, as if these transactions had been consummated on October 2, 2005 for purposes of the pro forma condensed consolidated balance sheet and January 1, 2004 for purposes of the pro forma condensed consolidated statements of operations.

The historical financial data for Viisage Technology, Inc. (Viisage) and SMI have been derived from their respective financial statements as of the dates and for the periods indicated.

The pro forma adjustments are based on preliminary purchase price allocations. Actual allocations will be based on final appraisals and other analyses of the fair value of, among other items, identifiable intangible assets, goodwill, property and equipment, deferred income and income taxes. The allocations will be finalized after the data necessary to complete the appraisal and analyses of the fair values of acquired assets and liabilities is obtained and analyzed. Differences between the preliminary and final allocations might have a material impact on Viisage’s pro forma results of operations.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with Viisage’s audited consolidated financial statements as of and for the three years ended December 31, 2004 and its unaudited condensed consolidated financial statements as of and for the nine months ended October 2, 2005, included in Viisage’s Annual Report on Form 10-K/A for the year ended December 31, 2004 and its quarterly report on Form 10-Q for the nine months ended October 2, 2005, respectively, and SMI’s audited consolidated financial statements as of and for the years ended December 31, 2005 and 2003 included in this Report on Form 8-K.

The unaudited pro forma condensed consolidated financial information is not necessarily indicative of the financial position or results of operations presented as of the dates or for the periods indicated, or the results of operations or financial position that may be achieved in the future.

UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

OCTOBER 2, 2005

(in thousands)

	Viisage	L-1 Investment(1)	SecuriMetrics	Pro Forma Adjustments(2)(3)	Pro Forma
Assets
Current assets:
Cash & Equivalents	$12,675	$98,750	$986	$(30,900)	$81,511
Marketable Securities	—		—	—	—
Accounts receivable	12,366	—	1,401	—	13,767
Inventories and other costs and estimated earnings in excess of billings	5,532	—	1,386	—	6,918
Other current assets	762	—	56	—	818

Total current assets	31,335	98,750	3,829	(30,900)	103,014
Property and equipment, net	18,384	—	470	—	18,854
Goodwill	92,621	—	—	23,966	116,587
Intangible assets, net	21,248	—	1,358	3,177	25,783
Other assets	3,151	—	27	—	3,178

Total Assets	$166,739	$98,750	$5,684	$(3,757)	$267,416

Liabilities & Shareholders Equity
Current liabilities:
Accounts payable and accrued expenses	$10,273	—	$1,927	—	$12,200
Current deferred revenue	3,063	—	—	—	3,063
Other current liabilities	445	—	64	(64)	445

Total current liabilities	13,781	—	1,991	(64)	15,708
Deferred tax liability	1,637	—	—	—	1,637
Deferred revenue	1,234	—	—	—	1,234
Other liabilities	419	—	643	(643)	419

Total Liabilities	17,071	—	2,634	(707)	18,998

Shareholders’ equity	149,668	98,750	3,050	(3,050)	248,418

Liabilities & shareholders’ equity	$166,739	$98,750	$5,684	$(3,757)	$267,416

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

NINE MONTHS ENDED OCTOBER 2, 2005

(in thousands)

	Viisage	L-1 Investment(1)(5)	SecuriMetrics	Pro Forma Adjustments(4)	Pro Forma
Total revenue	$51,265	$—	$4,977	$—	$56,242

Total cost of revenue	34,658	—	2,492	—	37,150

Gross Profit	16,607	—	2,485	—	19,092

Operating expenses:
Total operating expenses	20,251	—	4,412	443	25,105

Loss from operations	(3,644)	—	(1,927)	(443)	(6,013)
Interest and Other income, net	352	—	(28)	—	324

Loss before income taxes	(3,292)	—	(1,955)	(443)	(5,690)
Provision for income taxes	(963)	—	—	—	(963)

Net loss from continuing operations	$(4,255)	$—	$(1,955)	$(443)	$(6,653)

Net loss per share from continuing operations:
Net loss per basic and diluted share(5)	(0.22)				(0.31)

Weighted average basic and diluted shares	19,208	2,369			21,577

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

TWELVE MONTHS ENDED DECEMBER 31, 2004

(in thousands)

	Viisage	L-1 Investment(1)(5)	SecuriMetrics	Pro Forma Adjustments(4)	Pro Forma
Total revenue	$67,466	$—	$4,266	$—	$71,732
Total cost of revenue	48,201	—	2,078	—	50,279

Gross profit	19,265	—	2,188	—	21,453

Operating expenses:
Total operating expenses	23,297	—	5,306	590	29,193

Loss from operations	(4,032)	—	(3,118)	(590)	(7,740)
Interest and Other income, net	(2,006)	—	(70)	—	(2,076)

Loss before income taxes	(6,038)	—	(3,188)	(590)	(9,816)
Provision for income taxes	(959)	—	—	—	(959)

Net loss from continuing operations	$(6,997)	$—	$(3,188)	$(590)	$(10,775)

Net loss per share from continuing operations:
Net loss per basic and diluted share(5)	(0.45)				(0.60)

Weighted average basic and diluted common shares	15,458	2,369			17,827

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

CONDENSED FINANCIAL STATEMENTS

1.	On October 5, 2005, L-1 and Viisage entered into an investment agreement subsequently assigned by L-1 to its affiliate Aston Capital Partners LP (referred to as Aston) providing for (i) the issuance and sale to L-1 of 7,619,047 shares of Viisage common stock at $13.125 per share; (ii) the issuance of a warrant to purchase an aggregate of 1,280,000 shares of Viisage common stock at an exercise price of $13.75 per share, exercisable on a pro rata basis when and if acquisitions by Viisage involving the payment of aggregate consideration of $125 million are consummated; and (iii) the issuance of a warrant to purchase an aggregate of 320,000 shares of Viisage common stock at an exercise price of $13.75 per share, of which 213,333 shares are exercisable when and if Viisage’s gross revenues for any four-quarter period are equal to or greater than $200 million and 106,667 shares are exercisable when and if Viisage’s gross revenues for any four-quarter period are equal to or greater than $300 million. All warrants will be accelerated and become immediately exercisable in connection with a change of control of Viisage, as defined in the warrants. The proceeds of the issuance, net of transaction costs, approximated $98.75 million. A portion of the proceeds of the L-1 investment was used to finance the cash portion of the SecuriMetrics, Inc. (SMI) acquisition. The pro forma statement of operations does not reflect any income from the investment of the net proceeds.

2.	On February 17, 2006 Viisage, pursuant to an Agreement and Plan of Merger, consummated the acquisition of SMI for $30.7 million in cash, including $2.0 million to be deposited in escrow to fund certain potential future costs related to unknown liabilities and contingencies, and estimated transaction costs of $0.7 million. In addition, SecuriMetrics stockholders may receive additional consideration of up to $11.5 million in Viisage common stock and $1.5 million in cash, upon achieving certain performance thresholds or the resolution of certain contingencies.

3.	The preliminary estimated excess of the acquisition cost of SecuriMetrics over the fair value of the identifiable net assets acquired approximates $24.0 million. The pro forma balance sheet reflects identifiable intangible assets have been estimated to be $4.5 million and relate to acquired licenses and customer relationship intangibles and the elimination of historical intangible assets of $1.4 million. The pro forma balance sheet also reflects the settlement of debt of $0.7 million not assumed by Viisage for $0.2 million in cash, and the elimination SecuriMetrics’ historical stockholders’ equity of $3.0 million.

4.	The preliminary estimate of incremental intangible assets of SecuriMetrics is approximately $4.5 million with an assumed useful life of 5 years amortized on a straight line basis. The preliminary adjustments to Viisage’s pro forma costs and expenses to give effect to the SecuriMetrics acquisition are presented below:

	Nine Months Ended October 2, 2005	Twelve Months Ended December 31, 2004
Amortization expense for estimated identifiable intangible assets	$0.7	$0.9
Elimination of SMI’s historical identifiable intangible assets amortization	(0.3)	(0.3)

Total adjustment to pro forma cost and expenses	$0.4	$0.6

5.	Pro forma weighted average shares of Viisage for the historical periods presented include the following:

•	Weighted average basic and diluted shares outstanding for Viisage for the nine months ended October 2, 2005 and the year December 31, 2004 adjusted for the 1 for 2.5 reverse stock split consummated on December 16, 2005.

•	2.4 million Viisage shares assumed to be issued in connection with the acquisition of SecuriMetrics, from the proceeds from of the L-1 investment consummated on December 16, 2005. The shares were calculated based on ratio of the cash expended on the acquisition to the net cash proceeds from the L-1 investment multiplied by the shares issued to L-1 in connection with its investment.

6.	Viisage and SecuriMetrics have significant net operating loss carryovers subject to Section 382 limitations. Viisage, based on a preliminary analysis, believes that a portion of these net operating losses will be available to offset future taxable income within the carryforward period. The related deferred tax assets have a full valuation allowance. The reduction in the valuation allowance resulting from the utilization of net operating losses, if applicable will be recorded as a reduction of goodwill related to the transactions.